Exhibit 5.1
OPINION OF VORYS, SATER, SEYMOUR AND PEASE LLP
August 1, 2006
Board of Directors
Retail Ventures, Inc.
3241 Westerville Road
Columbus, Ohio 43224
Ladies and Gentlemen:
     We have acted as Ohio counsel to Retail Ventures, Inc., an Ohio corporation (“RVI”), and DSW Inc., an Ohio corporation (“DSW”), in connection with the sale by RVI to Lehman Brothers Inc., as Underwriter, of (a) $125,000,000 aggregate principal amount of RVI’s Mandatorily Exchangeable Notes Due 2011 (the “Firm PIES”) to be issued under the Indenture (the “Indenture”), proposed to be entered into between RVI and HSBC Bank USA, National Association (“HSBC”), as trustee, and (b) up to an additional $18,750,000 aggregate principal amount of PIES (the “Option PIES”) subject to option to cover over-allotments. The Firm PIES and the Option PIES are collectively referred to herein as the “PIES.” Except to the extent RVI exercises its cash settlement option provided in the Indenture, the PIES are mandatorily exchangeable pursuant to the terms and conditions set forth in the Indenture into DSW’s Class A common shares, no par value per share (the “Class A Shares”), which are issuable upon exchange of DSW’s Class B common shares, no par value per share (the “Class B Shares”) beneficially owned by RVI. The Class B Shares are exchangeable by RVI for an equal number of Class A Shares pursuant to the Exchange Agreement (the “Exchange Agreement”), dated July 5, 2005, by and between RVI and DSW. Initially, RVI is pledging sufficient Class B Shares pursuant to the Collateral Agreement, proposed to be entered into between RVI and HSBC, as trustee, collateral agent and securities intermediary, to satisfy RVI’s obligations to deliver the Class A Shares upon settlement of the PIES.
     For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary, including:
     (a)(i) the RVI Registration Statement on Form S-3 (File No. 333-134225), as filed with the Securities and Exchange Commission (the “Commission”) on May 17, 2006 under the Securities Act of 1933, as amended (the “Securities Act”); (ii) Pre-Effective Amendment No. 1 to the RVI Registration Statement, as filed with the Commission on June 23, 2006 under the Securities Act; (iii) Pre-Effective Amendment No. 2 to the RVI Registration Statement, as filed with the Commission on July 17, 2006 under the Securities Act; and (iv) Pre-Effective Amendment No. 3 to the RVI Registration Statement, as filed with the Commission on August 2, 2006 (such RVI Registration Statement, as so amended, being hereinafter referred to as the “RVI Registration Statement”); and
     (b)(i) the DSW Registration Statement initially filed on Form S-1 (File No. 333-134227) as filed with the Commission on May 17, 2006 under the Securities Act; (ii) Pre-Effective Amendment No. 1 to the DSW Registration Statement, as filed with the Commission on June 23, 2006 under the Securities Act; (iii) Pre-Effective Amendment No. 2 to the DSW Registration Statement, as filed with the Commission on July 17, 2006 under the Securities Act (converting the registration statement from Form S-1 to Form S-3 following DSW’s eligibility to use Form S-3); and (iv) Pre-Effective Amendment No. 3 to the DSW Registration Statement, as filed with the Commission on August 2, 2006.
     In all such examinations, we have assumed without independent investigation or inquiry the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. The opinions expressed below are limited in all respects to the application of the General Corporation Law of Ohio, including the statutory provisions, all applicable provisions of the state constitution and reported judicial decisions interpreting these laws.
     Based on the foregoing, and subject to the limitations and qualifications set forth herein, it is our opinion that the Class A Shares into which the PIES are exchangeable have been duly authorized and reserved for issuance and, when delivered to RVI (or delivered as directed by RVI) by DSW pursuant to the Exchange Agreement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the RVI Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus forming a part of the RVI Registration Statement. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Vorys, Sater, Seymour and Pease LLP

Vorys, Sater, Seymour and Pease LLP